EXHIBIT 99.1

XPO Logistics Reports Fourth Quarter and Full Year 2011 Results

Opens Five New Locations in Truck Brokerage and Freight Forwarding

Announces Field Management Appointments

BUCHANAN, Mich. — February 21, 2012 — XPO Logistics, Inc. (NYSE Amex: XPO) today announced financial results for the fourth quarter and full year 2011. Total revenue was $44.1 million and gross margin was $7.2 million for the fourth quarter 2011, increases of 6.1% and 11.6%, respectively, year-over-year.

For the fourth quarter 2011, the company reported a net loss of $1.5 million, compared with net income of $820,000 for the fourth quarter 2010. The company reported a net loss available to common shareholders of $2.2 million for the fourth quarter 2011, or a loss of $0.27 per diluted share, compared with net income available to common shareholders of $820,000, or earnings of $0.10 per diluted share, for the same period in 2010. The net loss available to common shareholders in fourth quarter 2011 reflects $750,000 in cumulative preferred dividends relating to the quarter.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, was a loss of $2.1 million for the fourth quarter 2011, compared with EBITDA of $1.7 million for the same period in 2010. Fourth quarter 2011 EBITDA includes $1.2 million in compensation and professional fees related to the hiring of the company’s new executive team, and $882,000 of non-cash share-based compensation. A reconciliation of EBITDA to net income is provided in the attached financial tables.

CEO Comments

Bradley Jacobs, chairman and chief executive officer, said, “Operationally, we had a strong fourth quarter, with a 6% revenue increase and a gross margin improvement of almost 12% year-over-year. Our freight brokerage and expedited teams improved on some key metrics. At the same time, the costs of putting an executive team and infrastructure in place had the anticipated impact on the bottom line. These are strategic investments that should return significant benefits as we further execute our plan.”

Jacobs continued, “We have solid progress to report. XPO opened a new truck brokerage operation in Phoenix in December, the first of 20 coldstarts planned over the next few years. A second location is scheduled to open in Michigan in April. We also added new freight forwarding locations in Newark, Charlotte and Atlanta. We’re on track to reach our goal of 10 new freight forwarding locations by the end of 2013.

“We’ll achieve another major milestone in March, when we roll out the first phase of our new IT platform. This is going to provide us with a single, scalable platform that will support the growth of our coldstarts and the integration of the companies we acquire. We’re now immersed in a robust pipeline of acquisition prospects, confident in our ability to rapidly scale and manage operations of any size.”

Fourth Quarter 2011 by Business Unit

•

Expedited transportation: The Express-1 business generated total revenue of $20.3 million, a 10.1% improvement from the same period in 2010. The increase in revenue primarily reflects growth in cross-border-Mexico and temperature-controlled transactions. Gross margin percentage was 20.9%, compared with 19.5% in 2010. Express-1’s operating income was $1.8 million for the quarter, a 94.2% increase from the same period last year. The increase in operating income for the quarter primarily reflects a more disciplined focus on pricing and lower incentive compensation.

•

Freight forwarding: The Concert Group Logistics (“CGL”)business generated total revenue of $16.8 million, a 4.9% decrease from the same period in 2010. Gross margin percentage was 9.2%, compared with 9.8% in 2010. CGL’s performance was primarily impacted by lost revenue from larger accounts that more than offset an increase in the number of new customers. Operating income was $35,000 for the quarter, compared with $519,000 last year, reflecting higher accrual for bad debt expense related to one customer and an investment in additional salespeople.

•

Freight brokerage: Our freight brokerage business generated total revenue of $8.3 million, a 27.2% improvement from the fourth quarter of 2010. Gross margin of 16.8% was in-line with the previous year. Operating income was $496,000 for the quarter, a 42.9% increase compared with last year. The improvements in revenue and operating income were primarily driven by increased volume due to headcount additions and sales productivity improvement.

Full Year 2011 Financial Results

For the full year 2011, operating revenue and gross margin were $177.1 million and $29.8 million, increases of 12.1% and 8.7%, respectively, year-over-year.

For the full year 2011, the company reported net income of $759,000, compared with net income of $4.9 million for 2010. The company reported a net loss available to common shareholders of $44.6 million for 2011, or a loss of $5.41 per diluted share, compared with net income available to common shareholders of $4.9 million, or earnings of $0.59 per diluted share, for 2010. The net loss available to common shareholders in 2011 reflects a $44.2 million non-cash accounting charge related to the beneficial conversion features of the previously announced equity investment led by Jacobs Private Equity, LLC, in addition to $1.1 million in cumulative preferred dividends relating to 2011.

EBITDA was $2.9 million for the full year 2011, compared with $9.7 million for the full year 2010. Annual 2011 EBITDA includes $1.0 million in indirect transaction fees associated with the equity investment led by Jacobs Private Equity, LLC, $2.7 million of compensation and other fees related to the hiring of the company’s new executive team, and $1.2 million of non-cash share-based compensation. A reconciliation of EBITDA to net income is provided in the attached financial tables.

Recent Appointments

The company previously announced the appointment of John Hardig as chief financial officer, effective February 13. Mr. Hardig most recently served as a managing director in the Transportation & Logistics investment banking group with Stifel Nicolaus Weisel. Previously, he was an investment banker in the Transportation and Telecom groups at Alex. Brown & Sons (now Deutsche Bank). Mr. Hardig has represented market leaders in truck and rail brokerage, international freight forwarding, value-added warehousing and distribution, and trucking. He has advised transportation and logistics companies on more than 60 mergers and acquisitions and capital market transactions, including lead-managed IPOs for C.H. Robinson Worldwide, Inc. and Hub Group, Inc. His equity underwriting experience also includes follow-on equity offerings for Forward Air, Inc., Heartland Express, Inc. and Knight Transportation, Inc.

Additionally, the following appointments are now effective:

Robert Martin, branch president, Phoenix, Arizona

Mr. Martin most recently served as vice president of sales and operations for Knight Brokerage, a division of Knight Transportation, Inc. Previously, he spent 14 years with C.H. Robinson Worldwide, Inc., initially as account manager from 1994 to 1999, and then as sales manager with responsibility for new business development from 1999 to 2010.

Timothy Thomas, branch president, Ann Arbor, Michigan (opening April 2012)

Mr. Thomas has 18 years of freight brokerage experience, most recently as manager of the Ann Arbor, Mich., branch of Allen Lund Company, Inc. from 2001 to 2012. Earlier, he held the position of transportation broker with C.H. Robinson Worldwide, Inc. from 1994 to 2001.

Jacob Schnell, manager–carrier procurement

Mr. Schnell is a seasoned sales professional who most recently served as global logistics provider / senior sales executive with C.H. Robinson Worldwide, Inc. Additionally, his positions with C.H. Robinson from 2004 to 2011 include roles in branch operations, major account management and employee recruitment.

Leisa Morgan, regional carrier procurement specialist

Ms. Morgan has more than a decade of experience with third-party logistics operations. Her career has included carrier relations for Transplace Freight Services from 2010 to 2011, manager of customer service for American Central Transport, Inc. from 2007 to 2010, and national account manager for Knight Transportation, Inc. from 2004 to 2007. Earlier, she served as dedicated on-site manager for Werner Value Added Services, the logistics arm of truckload carrier Werner Enterprises, Inc.

David Norkett, district manager, Charlotte, North Carolina

Mr. Norkett has more than two decades of experience in the transportation logistics industry. In 1991, he joined Pilot Freight Services, Inc. as district manager, and was named regional manager in 2003. From 2008 to 2011, he had responsibility for freight forwarding locations in the Carolinas, Georgia, Ohio and Tennessee, first as director of sales and operations, and then as general manager. Mr. Norkett began his career as a terminal manager for Right-O-Way Transportation, Inc. from 1988 to 1991.

Michael Cocci, sales and operations manager, Phoenix, Arizona

Mr. Cocci began his logistics career with Allen Lund Company, Inc. in 2000, where he worked as a transportation broker. In 2005, he was named manager of Allen Lund’s Phoenix, Ariz., branch, where he led the business through six years of growth.

Conference Call

The company will hold a conference call on Wednesday, February 22, 2012, at 8:30 a.m. Eastern Time. Participants can call toll-free (from U.S./Canada) 1-888-396-2384; international callers dial +1-617-847-8711. A live webcast of the conference will be available on the Investor Relations area of the company’s website, www.xpologistics.com. The conference will be archived until March 21, 2012. To access the replay by phone, call toll-free (from U.S./Canada) 1-888-286-8010; international callers dial +1-617-801-6888. Use participant passcode 73727364.

About XPO Logistics, Inc.

Founded in 1989, XPO Logistics, Inc. is a non-asset based, third-party logistics provider of freight transportation services that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The company offers its services through three distinct business units: expedited transportation (Express-1, Inc.); freight forwarding (Concert Group Logistics, Inc.); and freight brokerage. XPO Logistics serves more than 4,000 retail, commercial, manufacturing and industrial customers through nine U.S. operations centers and 23 agent locations.

The company’s strategy for growth is: selective acquisition of non-asset based transportation logistics companies that would benefit from greater scale and potential access to capital; organic growth through the opening of a significant number of new freight brokerage offices in North America; and the optimization of its operations by investing in an expanded sales and service workforce, implementing an advanced IT infrastructure, incorporating industry best practices, and leveraging scale to share capacity more efficiently and increase buying power. www.xpologistics.com

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules, such as earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the quarters and years ended December 31, 2011 and December 31, 2010. As required by SEC rules, we provide reconciliations of these measures to the most directly comparable measure (net income) under United States generally accepted accounting principles (“GAAP”), which are set forth in the attachments to this release. We believe that EBITDA is a useful measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) and tax consequences. In addition to its use by management, we believe EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA differently, and therefore our EBITDA may not be comparable to similarly titled measures of other companies. EBITDA is not a measure of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA should only be used as a supplemental measure of our operating performance.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC and the following: economic conditions generally; competition; our ability to find suitable acquisition candidates and execute our acquisition strategy; our ability to raise capital; our ability to attract and retain key employees to execute our growth strategy; our ability to develop and implement a suitable information technology system; our ability to maintain positive relationships with our network of third-party transportation providers; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events.

Investor Contact:

XPO Logistics, Inc.

Scott Malat, +1-203-413-4002

scott.malat@xpologistics.com

Media Contact:

Brunswick Group

Steve Lipin / Gemma Hart, +1-212-333-3810

XPO Logistics, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	Difference	%	2011	2010	Difference	%
Total revenue	$44,085,000	$41,557,000	$2,528,000	6.1%	$177,076,000	$157,987,000	$19,089,000	12.1%

Direct expense
Transportation services	33,439,000	31,494,000	1,945,000	6.2%	133,007,000	117,625,000	15,382,000	13.1%
Station commissions	2,711,000	2,926,000	(215,000)	-7.3%	11,098,000	10,724,000	374,000	3.5%
Insurance	415,000	342,000	73,000	21.3%	1,597,000	1,161,000	436,000	37.6%
Other	349,000	372,000	(23,000)	-6.2%	1,596,000	1,077,000	519,000	48.2%

Direct expense	36,914,000	35,134,000	1,780,000	5.1%	147,298,000	130,587,000	16,711,000	12.8%

Gross margin	7,171,000	6,423,000	748,000	11.6%	29,778,000	27,400,000	2,378,000	8.7%

SG&A expenses
Salaries & benefits	5,449,000	3,325,000	2,124,000	63.9%	15,158,000	12,039,000	3,119,000	25.9%
Purchased services	1,821,000	744,000	1,077,000	144.8%	6,733,000	2,519,000	4,214,000	167.3%
Depreciation & amortization	251,000	290,000	(39,000)	-13.4%	1,046,000	1,173,000	(127,000)	-10.8%
Other	2,039,000	703,000	1,336,000	190.0%	5,117,000	3,223,000	1,894,000	58.8%

Total SG&A expenses	9,560,000	5,062,000	4,498,000	88.9%	28,054,000	18,954,000	9,100,000	48.0%

Operating (loss) income	(2,389,000)	1,361,000	(3,750,000)	-275.5%	1,724,000	8,446,000	(6,722,000)	-79.6%

Other expense	(6,000)	38,000	(44,000)	-115.8%	56,000	140,000	(84,000)	-60.0%
Interest expense	46,000	65,000	(19,000)	-29.2%	191,000	205,000	(14,000)	-6.8%

(Loss) income before income tax	(2,429,000)	1,258,000	(3,687,000)	-293.1%	1,477,000	8,101,000	(6,624,000)	-81.8%
Income tax (benefit) provision	(967,000)	438,000	(1,405,000)	-320.8%	718,000	3,213,000	(2,495,000)	-77.7%

Net (loss) income	(1,462,000)	820,000	(2,282,000)	-278.0%	759,000	4,888,000	(4,129,000)	-84.5%
Preferred stock deemed dividends, and dividends	(750,000)	—	(750,000)	—	(45,336,000)	—	(45,336,000)	—

Net (loss) income available to common shareholders	$(2,212,000)	$820,000	$(3,032,000)	-369.8%	$(44,577,000)	$4,888,000	$(49,465,000)	-1012.0%

Basic (loss) earnings per common share	(0.27)	0.10			(5.41)	0.61

Diluted (loss) earnings per share	(0.27)	0.10			(5.41)	0.59

Basic weighted average common shares outstanding	8,303,550	8,124,510			8,246,577	8,060,346

Diluted weighted average common shares outstanding	8,303,550	8,506,432			8,246,577	8,278,995

Note: All share-related amounts in this press release and the financial tables reflect the 4-for-1 reverse stock split that was effected on September 2, 2011.

XPO Logistics, Inc.

Consolidated Balance Sheets

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash	$74,007,000	$561,000
Accounts receivable, net of allowances of $356,000 and $136,000, respectively	22,425,000	24,272,000
Prepaid expenses	426,000	257,000
Deferred tax asset, current	955,000	314,000
Income tax receivable	1,109,000	1,348,000
Other current assets	219,000	813,000

Total current assets	99,141,000	27,565,000
Property and equipment, net of $3,937,000 and $3,290,000 in accumulated depreciation, respectively	2,979,000	2,960,000
Goodwill	16,959,000	16,959,000
Identifiable intangible assets, net of $3,356,000 and $2,827,000 in accumulated amortization, respectively	8,053,000	8,546,000
Loans and advances	128,000	126,000
Other long-term assets	381,000	516,000

Total long-term assets	28,500,000	29,107,000

Total assets	$127,641,000	$56,672,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,565,000	$8,756,000
Accrued salaries and wages	2,234,000	1,165,000
Accrued expenses, other	2,789,000	2,877,000
Current maturities of long-term debt and capital leases	1,675,000	1,680,000
Other current liabilities	808,000	773,000

Total current liabilities	16,071,000	15,251,000
Line of credit	—	2,749,000
Long-term debt and capital leases, net of current maturities	454,000	2,083,000
Deferred tax liability, long-term	2,346,000	2,032,000
Other long-term liabilities	410,000	544,000

Total long-term liabilities	3,210,000	7,408,000
Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; 75,000 shares and none issued and outstanding, respectively	42,794,000	—
Common stock, $.001 par value; 150,000,000 shares authorized; 8,410,353 and 8,171,881 shares issued, respectively; and 8,365,353 and 8,126,881 shares outstanding, respectively	8,000	8,000
Additional paid-in capital	102,613,000	27,233,000
Treasury stock, at cost, 45,000 shares held	(107,000)	(107,000)
Accumulated (deficit) earnings	(36,948,000)	6,879,000

Total stockholders’ equity	108,360,000	34,013,000

Total liabilities and stockholders’ equity	$127,641,000	$56,672,000

Note: All share-related amounts in this press release and the financial tables reflect the 4-for-1 reverse stock split that was effected on September 2, 2011.

Expedited Transportation

(Express-1, Inc.)

Schedule of Operating Income

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	Difference	%	2011	2010	Difference	%
Total revenue	$20,337,000	$18,468,000	$1,869,000	10.1%	$87,558,000	$76,644,000	$10,914,000	14.2%

Direct expense
Transportation services	15,379,000	14,200,000	1,179,000	8.3%	66,267,000	57,129,000	9,138,000	16.0%
Insurance	366,000	296,000	70,000	23.6%	1,404,000	1,020,000	384,000	37.6%
Other	347,000	372,000	(25,000)	-6.7%	1,594,000	1,077,000	517,000	48.0%

Direct expense	16,092,000	14,868,000	1,224,000	8.2%	69,265,000	59,226,000	10,039,000	17.0%

Gross margin	4,245,000	3,600,000	645,000	17.9%	18,293,000	17,418,000	875,000	5.0%

SG&A expenses
Salaries & benefits	1,645,000	1,986,000	(341,000)	-17.2%	6,854,000	7,061,000	(207,000)	-2.9%
Purchased services	360,000	383,000	(23,000)	-6.0%	1,426,000	1,249,000	177,000	14.2%
Depreciation & amortization	86,000	132,000	(46,000)	-34.8%	403,000	494,000	(91,000)	-18.4%
Other	323,000	156,000	167,000	107.1%	1,411,000	1,008,000	403,000	40.0%

Total SG&A expenses	2,414,000	2,657,000	(243,000)	-9.1%	10,094,000	9,812,000	282,000	2.9%

Operating income	$1,831,000	$943,000	$888,000	94.2%	$8,199,000	$7,606,000	$593,000	7.8%

Note: Total depreciation and amortization for the Express-1 operating segment included in both direct expense and SG&A, was $131,000 and $181,000 for the three-month periods ended December 31, 2011 and 2010, respectively, and $597,000 and $686,000 for the twelve-month periods ended December 31, 2011 and 2010 respectively.

Freight Forwarding

(Concert Group Logistics, Inc.)

Schedule of Operating Income

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	Difference	%	2011	2010	Difference	%
Total revenue	$16,769,000	$17,624,000	$(855,000)	-4.9%	$65,148,000	$65,222,000	$(74,000)	-0.1%
Direct expense
Transportation services	12,479,000	12,927,000	(448,000)	-3.5%	47,122,000	47,694,000	(572,000)	-1.2%
Station commissions	2,711,000	2,926,000	(215,000)	-7.3%	11,098,000	10,724,000	374,000	3.5%
Insurance	41,000	44,000	(3,000)	-6.8%	140,000	131,000	9,000	6.9%
Other	1,000	(1,000)	2,000	-200.0%	—	—	—

Direct expense	15,232,000	15,896,000	(664,000)	-4.2%	58,360,000	58,549,000	(189,000)	-0.3%

Gross margin	1,537,000	1,728,000	(191,000)	-11.1%	6,788,000	6,673,000	115,000	1.7%

SG&A expenses
Salaries & benefits	774,000	668,000	106,000	15.9%	2,897,000	2,670,000	227,000	8.5%
Purchased services	122,000	74,000	48,000	64.9%	432,000	228,000	204,000	89.5%
Depreciation & amortization	145,000	145,000	—	0.0%	575,000	629,000	(54,000)	-8.6%
Other	461,000	322,000	139,000	43.2%	1,339,000	1,264,000	75,000	5.9%

Total SG&A expenses	1,502,000	1,209,000	293,000	24.2%	5,243,000	4,791,000	452,000	9.4%

Operating income	$35,000	$519,000	$(484,000)	-93.3%	$1,545,000	$1,882,000	$(337,000)	-17.9%

Freight Brokerage

(Bounce Logistics, Inc.)

Schedule of Operating Income

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	Difference	%	2011	2010	Difference	%
Total revenue	$8,270,000	$6,500,000	$1,770,000	27.2%	$29,186,000	$19,994,000	$9,192,000	46.0%
Direct expense
Transportation services	6,872,000	5,402,000	1,470,000	27.2%	24,434,000	16,675,000	7,759,000	46.5%
Insurance	8,000	2,000	6,000	300.0%	53,000	10,000	43,000	430.0%
Other	1,000	1,000	—	0.0%	2,000	—	2,000

Direct expense	6,881,000	5,405,000	1,476,000	27.3%	24,489,000	16,685,000	7,804,000	46.8%

Gross margin	1,389,000	1,095,000	294,000	26.8%	4,697,000	3,309,000	1,388,000	41.9%

SG&A expenses
Salaries & benefits	705,000	545,000	160,000	29.4%	2,484,000	1,761,000	723,000	41.1%
Purchased services	35,000	38,000	(3,000)	-7.9%	148,000	98,000	50,000	51.0%
Depreciation & amortization	12,000	8,000	4,000	50.0%	44,000	31,000	13,000	41.9%
Other	141,000	157,000	(16,000)	-10.2%	716,000	554,000	162,000	29.2%

Total SG&A expenses	893,000	748,000	145,000	19.4%	3,392,000	2,444,000	948,000	38.8%

Operating income	$496,000	$347,000	$149,000	42.9%	$1,305,000	$865,000	$440,000	50.9%

XPO Corporate

Schedule of SG&A Expense

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	Difference	%	2011	2010	Difference	%
SG&A expenses
Salaries & benefits	$2,325,000	$126,000	$2,199,000	1745.2%	$2,923,000	$547,000	$2,376,000	434.4%
Purchased services	1,304,000	249,000	1,055,000	423.7%	4,727,000	944,000	3,783,000	400.7%
Depreciation & amortization	8,000	5,000	3,000	60.0%	24,000	19,000	5,000	26.3%
Other	1,114,000	68,000	1,046,000	1538.2%	1,651,000	397,000	1,254,000	315.9%

Total SG&A expenses	$4,751,000	$448,000	$4,303,000	960.5%	$9,325,000	$1,907,000	$7,418,000	389.0%

XPO Logistics, Inc.

Consolidated Reconciliation of EBITDA to Net Income

(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010	Difference	%	2011	2010	Difference	%
Net income	$(1,462,000)	$820,000	$(2,282,000)	-278.3%	$759,000	$4,888,000	$(4,129,000)	-84.5%
Interest	46,000	65,000	(19,000)	-29.2%	191,000	205,000	(14,000)	-6.8%
Tax provision	(967,000)	438,000	(1,405,000)	-320.8%	718,000	3,213,000	(2,495,000)	-77.7%
Depreciation & amortization	296,000	339,000	(43,000)	-12.7%	1,240,000	1,365,000	(125,000)	-9.2%

EBITDA	$(2,087,000)	$1,662,000	$(3,749,000)	-225.6%	$2,908,000	$9,671,000	$(6,763,000)	-69.9%

Note:	Please refer to the “Non-GAAP Financial Measures” section of the press release.

XPO Logistics, Inc.

Diluted Share Information

	Weighted average diluted shares for the three months ended December 31, 2011	Weighted average diluted shares for the twelve months ended December 31, 2011
Common stock outstanding	8,303,550	8,246,577
Full dilution of preferred stock	10,714,286	3,522,505
Full dilution of warrants	3,595,483	3,618,061
Full dilution of outstanding stock options	259,589	298,017
Full dilution of restricted stock units	23,438	6,456

Total	22,896,346	15,691,616